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                                                                 Exhibit (23)(b)

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Wachovia Corporation

   We consent to the use of our report dated January 18, 2001, included in Wachovia Corporation's (formerly named First Union Corporation) Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by reference in this Registration Statement on Form S-3 of Wachovia Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          /s/ KPMG LLP

Charlotte, North Carolina
October 26, 2001